Exhibit 5 and Exhibit 23(iii)

                               RICHARD D. SURBER*
                                ATTORNEY- AT- LAW
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                       Telephone - (801) 575-8073 Ext. 106
                           Facsimile - (801) 575-8092
                    *Admitted to the State Bar of California

December 12, 2000


Board of Directors
InvestNet, Inc.
938 Howe Street, Suite 713
Vancouver, B.C., Canada V6Z 1N9

Re: Form SB-2 Registration Statement

Gentlemen:

I have acted as a special counsel for InvestNet, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission ("the Commission"). This opinion relates to the issuance, under Nevada law, of 10,000,000 shares of the Company's common stock, par value $.001 per share ("Shares"), regarding which the Company has authorized the filing of the Registration Statement. In connection with filing the Registration Statement, you have requested my opinion regarding the legality of the aforementioned Shares, and whether they will, when sold, be legally issued, fully paid and non-assessable under Nevada law.

In preparing this Opinion, I have examined the following:

        o         The Company's Articles of Incorporation and Bylaws;
        o         The Registration Statement herein referenced;
         o The Unanimous Consent and Resolution, dated July 10, 2000, by the Company's Board of Directors, authorizing registration of the Shares pursuant to the Registration Statement;
         o Such other documents as I have deemed necessary for the purposes of this Opinion.

Additionally, I have made such investigations as I have considered necessary and appropriate to form a basis for this Opinion. I expressly exempt from this Opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements in the Registration Statement.

The documentation and representations provided to me by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the

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number of shares to be included in the Registration  Statement are available for issuance based upon corporate documentation and on the number of shares actually issued and outstanding. Based on the foregoing, I am of the opinion that the Shares herein referenced have been:

o Duly and validly authorized, in that as of the date of this opinion the number of shares to be issued is not greater than the number of shares authorized by the certificate of incorporation and that the shares are of a type that are permitted under the laws of the State of Nevada;

o Legally issued, in that as of the date of this opinion the Company's Board of Directors has duly authorized the issuance of the shares, and no agreement prevents InvestNet from issuing the shares, and the form of stock certificate is proper; and

o Fully paid and non-assessable, in that prior to issuing the shares, InvestNet will receive the consideration necessary, which is permissible consideration for the shares offered, and once the purchase price has been paid, the purchaser of shares will not be liable for any further assessment or call on the shares merely because he/she owns the shares.

This opinion is based on and subject to the qualifications and limitations specified below:

o In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued thereunder will be legally issued, fully paid and nonassessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's stock records as provided by the Company's transfer agent; and
     (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company has been, or will be, paid in full and actually received by the Company before the shares are issued.

o I have made no independent verification of the facts asserted to be true and accurate by the authorized representatives of the Company. I have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

o In rendering this opinion I have assumed that all signature are genuine, that all documents submitted to me as copies conform substantially to the originals, and that all documents have been duly executed on or as of the date represented on the documents.

o I have assumed that the Company is satisfying the substantive requirements of Form SB-2, and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Registration Statement.

o This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.


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Further,  this  opinion  is  conditioned  upon the  Company  complying  with the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable, including but not limited to the Company's agreement to not issue any certificate for any shares, nor accept or solicit any offer for sale of the securities being registered in this Registration Statement, until such time as the Registration Statement becomes effective.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name therein as special counsel.

Sincerely,


/s/ Richard D. Surber
--------------------------------
Richard D. Surber
Attorney at Law


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